Exhibit 4.1

NOTE GUARANTY

THIS NOTE GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note Guaranty”) is entered into as of December 9, 2024, by and among Subsidiaries of the Issuer (as defined in the Note) from time to time party hereto (the “Note Guarantors”), and Glencore Canada Corporation, having an office at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada with company number 1947729, as Noteholder (the “Noteholder”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain Amended and Restated Convertible Note issued by the Issuer to the Noteholder, on March 25, 2024 (as amended, supplemented or otherwise modified from time to time, the “Note”), which amends, restates, consolidates and supersedes in its entirety that certain (i) convertible note (the “Original Convertible Note”), held by the Noteholder and originally issued by the Issuer pursuant to that certain note purchase agreement, dated as of May 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Initial Note Purchase Agreement”) between the Issuer and the Noteholder, (ii) that certain note issued in respect of the then outstanding PIK Amount of $8,133,333.36 held by the Noteholder and originally issued by the Issuer on November 30, 2022 pursuant to the terms of the Original Convertible Note and the Initial Note Purchase Agreement and (iii) that certain note issued in respect of the then outstanding PIK Amount of $8,417,837.04 held by the Noteholder and originally issued by the Issuer on May 31, 2023 pursuant to the terms of the Original Convertible Note and the Initial Note Purchase Agreement.

Each Note Guarantor has obtained benefits from the amendment and restatement of the Original Convertible Note.

Pursuant to the Note, each Note Guarantor is required to enter into this Note Guaranty upon the occurrence of the Modification Date (as defined in the Note).

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions of Certain Terms Used Herein. As used in this Note Guaranty, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Accommodation Payments” has the meaning assigned to such term in Section 2.09(a).

“Article” means a numbered article of this Note Guaranty, unless another document is specifically referenced.

“Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Exhibit” refers to a specific exhibit to this Note Guaranty, unless another document is specifically referenced.

“Finance Documents” means the Note, this Note Guaranty, the Collateral Documents and each Intercreditor Agreement (if any).

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).

“Initial Note Purchase Agreement” has the meaning assigned to such term in the preliminary statement.

“Issuer” has the meaning assigned to such term in the preamble.

“Maximum Liability” has the meaning assigned to such term in Section 2.09(b).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Note” has the meaning assigned to such term in the preliminary statement.

“Note Guarantor” has the meaning assigned to such term in the preamble.

“Note Guaranty” has the meaning assigned to such term in the preamble.

“Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of March 25, 2024, by and among the Issuer, Glencore Ltd., a Swiss company having an address at 330 Madison Ave., New York, NY 10017, and the Noteholder, as the purchaser and collateral agent.

“Noteholder” has the meaning assigned to such term in the Note.

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Original Convertible Note” has the meaning assigned to such term in the preliminary statement.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Section” means a numbered section of this Note Guaranty, unless another document is specifically referenced.

“Subsidiary Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A to the U.S. Security Agreement, or otherwise in form and substance reasonably agreed by the Noteholder and Issuer; it being understood and agreed that any Subsidiary Joinder Agreement executed by any Subsidiary that is not a U.S. Subsidiary may include such modifications as may be necessary to reflect the fact that such Subsidiary may not become a party to the U.S. Security Agreement.

“UFCA” has the meaning assigned to such term in Section 2.09(b).

“UFTA” has the meaning assigned to such term in Section 2.09(b).

“U.S. Security Agreement” means that certain U.S. Pledge and Security Agreement among Li-Cycle U.S. Inc., each other U.S. Subsidiary of the Issuer from time to time party thereto as a grantor and the Noteholder, dated on or after December 9, 2024, substantially in the form attached hereto as Exhibit A.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

SECTION 1.02 Terms Defined in the Note. All capitalized terms used in this Note Guaranty and not otherwise defined herein shall have the meanings assigned to such terms in the Note or the Note Purchase Agreement, as applicable. The terms of Section 19 of the Note shall apply to this Note Guaranty, mutatis mutandis. Notwithstanding anything to the contrary contained herein, the terms hereof shall be subject in all respects to the Agreed Security Principles (as defined in the 2024 Secured Note), which are incorporated herein mutatis mutandis. To the extent that the jurisdiction of organization of any Note Guarantor that becomes a party to this Note Guaranty pursuant to Section 3.04 requires the insertion of any additional provision in this Note Guaranty, any new defined term referenced therein will be deemed to be automatically incorporated by reference into this Section 1.02.

ARTICLE 2

NOTE GUARANTY

SECTION 2.01 Guaranty. Except as otherwise provided for herein (including under Section 3.14), each Note Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Noteholder, the full and prompt payment, when and as the same become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations, including amounts that would become due but for the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a), together with any and all expenses which may be incurred by the Noteholder in collecting any of the Obligations that are reimbursable in accordance with Section 5(c) of the Note Purchase Agreement (collectively, the “Guaranteed Obligations”). Each Note Guarantor further agrees that all or any portion of the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. In addition, if any or all of the Guaranteed Obligations become due and payable hereunder, each Note Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Noteholder, on demand. Each Note Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Issuer upon the occurrence of any of Bankruptcy Event of Default of the Note and thereafter irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Noteholder. This Note Guaranty is a continuing one and shall remain in full force and effect until the Specified Date (or, with respect to any Note Guarantor, until the release of such Note Guarantor from its obligations hereunder in accordance with Section 3.14 hereof), and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

SECTION 2.02 Guaranty of Payment. This Note Guaranty is a guaranty of payment and not of collection. Each Note Guarantor waives any right to require the Noteholder to sue the Issuer, any Note Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (the Issuer, each Note Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Noteholder may enforce this Note Guaranty in accordance with the express provisions of the Note.

SECTION 2.03 No Discharge or Diminishment of Note Guaranty.

(a) Except as otherwise provided for herein (including under Section 3.14), the obligations of each Note Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated

Party; (iv) the existence of any claim, setoff or other right which any Note Guarantor may have at any time against any Obligated Party, the Noteholder or any other Person, whether in connection herewith or in any unrelated transaction; (v) any direction as to application of payments by the Issuer or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii) any dissolution, termination or increase, decrease or change in personnel by the Issuer or (ix) any payment made to the Noteholder on the Guaranteed Obligations which the Noteholder repays to the Issuer pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Note Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of such Note Guarantor’s obligations hereunder or as expressly permitted by Section 3.14, the obligations of each Note Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any Applicable Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Note Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Noteholder to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations (subject to (x) any applicable limitation under Applicable Law set forth in Section 2.12 and/or Section 2.13, which agreement relating to the Guaranteed Obligations shall, if required by such Applicable Law, remain unchanged unless the relevant affected Note Guarantor otherwise provides its express consent in writing and (y) to the extent required by Applicable Law, the procurement of appropriate consents by the applicable governing body of such Note Guarantor and the taking of any other necessary corporate or similar organizational action); (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Noteholder with respect to any Collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Note Guarantor or that would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity, in each case other than as set forth in Section 3.14.

SECTION 2.04 Defenses Waived. To the fullest extent permitted by Applicable Law, and except for termination of a Note Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.14), each Note Guarantor hereby waives any defense based on or arising out of any defense of the Issuer or any other Note Guarantor or arising out of the disability of the Issuer or any other Note Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Note Guarantor. Without limiting the generality of the foregoing, each Note Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by Applicable Law, any notice not provided for herein or in any other Finance Document, including any notice of nonperformance, notice of protest, notice of dishonor, notice of acceptance of this Note Guaranty, and any notice of the existence, creation or incurrence of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as may be required by Applicable Law and to the extent the relevant requirement cannot be waived) to require the Noteholder to (i) proceed against the Issuer, any other guarantor or any other party, (ii) proceed against or exhaust any Lien from the Issuer, any other relevant Note Guarantor or any other party or (iii) pursue any other remedy in the Noteholder’s power whatsoever.

The Noteholder may, at its election and in accordance with the terms of the applicable Finance Documents, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by Applicable Law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Noteholder may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Note Guarantor under this Note Guaranty, except as otherwise provided in Section 3.14. To the fullest extent permitted by Applicable Law, each Note Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to Applicable Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Note Guarantor against any Obligated Party or any security.

SECTION 2.05 Authorization. Each Note Guarantor authorizes the Noteholder without notice or demand (except as may be required by Applicable Law and to the extent the relevant requirement cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 3.14), from time to time, subject to each applicable Intercreditor Agreement and the terms of the referenced Finance Documents, to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any Lien therefor, or any liability incurred directly or indirectly in respect thereof, and this Note Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered (but in any event subject to (x) any applicable limitation under Applicable Law set forth in Section 2.12 and/or Section 2.13, which agreement relating to the Guaranteed Obligations shall, if required by such Applicable Law, remain unchanged unless the relevant affected Note Guarantor otherwise provides its express consent in writing and (y) to the extent required by Applicable Law, the procurement of appropriate consents by the applicable governing body of such Note Guarantor and the taking of any other necessary corporate or similar organizational action;

(b) take and hold any Lien for the payment of all or any part of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against the Issuer, any other Note Party or others or otherwise act or refrain from acting;

(d) release or substitute any endorser, any guarantor, the Issuer, any other Note Party and/or any other obligor;

(e) settle or compromise any of the Guaranteed Obligations, any Lien therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Issuer to its creditors other than the Noteholder;

(f) apply any sum by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer to the Noteholder regardless of what liability or liabilities of the Issuer remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Note Guaranty, the Note, any other Finance Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Note Guaranty, the Note, any other Finance Document, or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Note Guarantors from their respective liabilities under this Note Guaranty.

SECTION 2.06 Rights of Subrogation. No Note Guarantor will assert any right, claim or cause of action, including any claim of subrogation, contribution or indemnification that it has against any Note Party in respect of this Note Guaranty until the occurrence of the Specified Date (or the release of such Note Guarantor from its obligations hereunder in accordance with Section 3.14 hereof); provided that if any amount is paid to such Note Guarantor on account of such subrogation rights at any time prior to the Specified Date (or such date on which such Note Guarantor is released from its obligations hereunder in accordance with Section 3.14 hereof), then unless such Note Guarantor has already discharged its liabilities under this Note Guaranty in an amount equal to such Note Guarantor’s Maximum Liability as of such date, such amount shall be held by the recipient Note Guarantor in trust for the benefit of the Noteholder and shall forthwith be paid by the recipient Note Guarantor to the Noteholder to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

SECTION 2.07 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Issuer or otherwise, each Note Guarantor’s obligations under this Note Guaranty with respect to such payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Note Guarantors forthwith on demand by the Noteholder.

SECTION 2.08 Information. Each Note Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Note Guarantor assumes and incurs under this Note Guaranty, and agrees that the Noteholder shall not have any duty to advise any Note Guarantor of information known to it regarding those circumstances or risks.

SECTION 2.09 Contribution; Subordination; Maximum Liability.

(a) In the event that any Note Guarantor (a “Paying Guarantor”) makes any payment or payments under this Note Guaranty or suffers any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Note Guaranty (each such payment or loss, an “Accommodation Payment”), each other Note Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such Accommodation Payment by such Paying Guarantor. For purposes of this Article 2, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any Accommodation Payment by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability (as defined below) as of such date to (b) the aggregate Maximum Liability of all Note Guarantors hereunder (including such Paying Guarantor) as of such date.

(b) As of any date of determination the “Maximum Liability” of each Note Guarantor:

(i) that is a U.S. Note Party shall be equal to the maximum amount of liability which could be asserted against such Note Guarantor hereunder and under the Note without (i) rendering such Note Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Note Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Note Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA;

(ii) that is a Swiss Note Guarantor (as defined in Section 2.12(a) below) shall be determined as provided for in Section 2.12(a) below; and

(iii) that is a German Note Guarantor (as defined in Section 2.12(b) below) shall be determined as provided for in Section 2.12(b) below.

(c) Nothing in this provision shall affect any Note Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Note Guarantor’s Maximum Liability). Each of the Note Guarantors covenants and agrees that its right to receive any contribution under this Note Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Obligations until the Specified Date (or until the date on which such Note Guarantor is released from its obligations hereunder in accordance with Section 3.14 hereof). If, prior to the Specified Date, any such contribution payment is received by a Paying Guarantor at any time when an Event of Default has occurred and is continuing, such contribution payment shall be collected, enforced and received by such Note Guarantor as trustee for the Noteholder and be paid over to the Noteholder on account of the Obligations, but without affecting or impairing in any manner the liability of such Note Guarantor under the other provisions of this Note Guaranty. This provision is for the benefit of the Noteholder.

(d) It is the desire and intent of the Note Guarantors and the Noteholder that this Note Guaranty shall be permitted to be enforced against the Note Guarantors to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Note Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Applicable Law affecting the rights of creditors generally, if the obligations of any Note Guarantor under this Note Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Note Guarantor’s liability under this Note Guaranty, then, notwithstanding any other provision of this Note Guaranty to the contrary, the amount of such liability shall, without any further action by the Note Guarantors or the Noteholder, be automatically limited and reduced to such Note Guarantor’s Maximum Liability. Each Note Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Note Guarantor without impairing this Note Guaranty or affecting the rights and remedies of the Noteholder hereunder; provided that nothing in this sentence shall be construed to increase any Note Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 2.10 Representations and Warranties. As, when and to the extent required in accordance with the terms of the Note, each Note Guarantor hereby makes each applicable representation and warranty made in the Finance Documents and Note Purchase Agreement by the Issuer with respect to such Note Guarantor and each Note Guarantor hereby further acknowledges and agrees that such Note Guarantor has, independently and without reliance upon the Noteholder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Note Guaranty and each other Finance Document to which it is or is to be a party, and such Note Guarantor has established adequate means of obtaining from each other Note Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Note Guarantor.

SECTION 2.11 Covenants. Each Note Guarantor covenants and agrees that, until the Specified Date, such Note Guarantor will perform and observe all of the applicable terms, covenants and agreements set forth in the Transaction Documents that the Issuer has agreed to cause such Note Guarantor to perform or observe. Until the Specified Date, no Note Guarantor shall, without the prior written consent of the Noteholder, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against the Issuer or any Note Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any Note Guarantor from commencing or joining with the Issuer or Note Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

SECTION 2.12 Local Law Guaranty Limitations. Notwithstanding anything to the contrary contained in this Note Guaranty or in any other Finance Document, it is acknowledged and agreed that the liability of each Note Guarantor that is not a U.S. Note Party shall be limited as follows:

(a) Swiss Note Guarantor Guaranty Limitations.

(i) If and to the extent that a Note Guarantor organized under the laws of Switzerland (a “Swiss Note Guarantor”) becomes liable under this Note Guaranty or any other Finance Document for obligations of its Affiliates (as defined in the Note) which are not its wholly-owned direct or indirect Subsidiaries and if this would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Note Guarantor or if the incurrence or payment of such liability would otherwise be restricted under then applicable Swiss law (the “Restricted Obligations”), the aggregate liability of such Swiss Note Guarantor for Restricted Obligations shall be limited to the amount of freely disposable equity (frei verwendbares Eigenkapital) (including, without limitation, any statutory reserves which can be transferred into unrestricted distributable reserves) of such Swiss Note Guarantor at the time of enforcement, as determined in accordance with Swiss law and Swiss accounting principles (the “Swiss Maximum Amount”), provided that this is a requirement under then applicable mandatory Swiss law and it is understood that such limitation shall not free such Swiss Note Guarantor from its obligations in excess of the Swiss Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.

(ii) Promptly after having been requested to perform the Restricted Obligations under this Note Guaranty or any other Finance Document (but in any event within not more than 60 Business Days after the relevant request having been made), the Swiss Note Guarantor shall (and with respect to sub-paragraph (y)(c) below, each Note Party shall) (x) perform any obligations which are not affected by the above limitations, and (y) if and to the extent required by Applicable Law applicable to such Swiss Note Guarantor or reasonably requested by the Noteholder:

(A) provide the Noteholder with an interim balance sheet audited by the statutory auditors of the Swiss Note Guarantor setting out the Swiss Maximum Amount;

(B) convert restricted reserves into reserves freely available for distribution as dividends (to the extent permitted by mandatory Swiss law); and

(C) take any further corporate and other action as may be required by law (such as board and shareholders’ approvals and the receipt of any confirmations from the Swiss Note Guarantor’s statutory auditors) and other measures reasonably necessary to allow the Swiss Note Guarantor to make the payments agreed under this Note Guaranty or any other Finance Document with a minimum of limitations and, promptly thereafter, pay up to the Swiss Maximum Amount to the Noteholder.

(iii) If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Section 2.12, then each Note Party and the relevant Swiss Note Guarantor shall (x) to the extent permitted by Applicable Law, revalue and/or realize any of such Swiss Note Guarantor’s assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets, in case of realisation, however, only if such assets are not necessary for the Swiss Note Guarantor’s business (nicht betriebsnotwendig) and (y) reduce the Swiss Note Guarantor’s share/quota capital to the minimum allowed under then Applicable Law.

(b) German Note Guarantor Guaranty Limitations.

(i) The right to demand payment under this Note Guaranty and to enforce the Note Guaranty against a Note Guarantor incorporated in Germany as a private limited company (Gesellschaft mit beschränkter Haftung) (a “German Note Guarantor”), to the extent the Note Guaranty relates to obligations of a direct or indirect shareholder of the German Note Guarantor or Subsidiaries of such shareholders (except where such entity is, at the same time, a Subsidiary of the German Note Guarantor), shall be limited to the amount which may be paid by it or enforced against it without causing a Capital Impairment as determined by application of the following paragraphs (“German Maximum Amount”):

(1) A “Capital Impairment” occurs if the payment or enforcement causes (A) the German Note Guarantor’s net assets to be (determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch, “HGB”) consistently applied by the German Note Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) according to section 42 of the German Limited Liabilities Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”) and in accordance with sections 30, 31 GmbHG (as applicable at the time of enforcement) and by only taking into account the sum of the values of the assets of the German Note Guarantor which correspond to those items listed in section 266 subsection (2) A, B, C, D and E HGB less the German Note Guarantor’s liabilities, consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B (but disregarding, for the avoidance of doubt, any provisions (Rückstellungen) in respect of this Note Guaranty), C, D and E HGB and any amounts not available for distribution according to section 253 paragraph 6 or section 268 subsection (8) HGB but, for the avoidance of doubt, excluding any liabilities under or relating to the Guaranteed Obligations) and in each case subject to the adjustments under in sub-paragraph (2) below (the “Net Assets”) to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or (B) if the German Note Guarantor’s Net Assets are already less than its registered share capital, the German Note Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz).

(2) For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows: (A) the amount of any increase of the stated share capital (Stammkapital) of the German Note Guarantor registered after the date of this Agreement without the prior written consent of the Noteholder shall not be taken into account; (B) any funds received by the Issuer under the Notes Purchase Agreement which have been or are on-lent or otherwise passed on to the relevant German Note Guarantor or to any subsidiary of such German Note Guarantor and have not yet been repaid at the time when payment of a Guaranteed Obligation is demanded, shall be disregarded as assets; (C) loans provided to the German Note Guarantor by the Issuer or any subsidiary of the Issuer which are subordinated by law or by contract shall be disregarded as liabilities; and (D) any loans or other liabilities of the German Note Guarantor incurred in violation of any of the provisions of the Finance Documents shall be disregarded as liabilities.

(ii) The limitation of the Note Guaranty of the German Note Guarantor to the German Maximum Amount shall only apply if and to the extent that the managing director(s) (Geschäftsführer) of the relevant German Note Guarantor on behalf of relevant German Note Guarantor have confirmed in writing to the Noteholder within 10 (ten) Business Days following the Noteholder’s demand under the Note Guaranty to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the “Management Determination”). Such confirmation shall comprise an up-to-date balance sheet of the German Note Guarantor and a detailed calculation of the amount of the Net Assets and share capital (taking into account the adjustments set out in sub-paragraph (2) above) of the German Note Guarantor. The relevant German Note Guarantor shall fulfil its obligations under the Note Guaranty within 3 (three) Business Days of providing the Management Determination (and the Noteholder shall be entitled to enforce the Note Guaranty) in an amount which pursuant to the Management Determination would not cause a Capital Impairment (irrespective of whether or not the Noteholder agrees with the Management Determination).

(iii) If the Noteholder, acting reasonably, disagrees with the Management Determination, the German Note Guarantor shall, in consultation with the Noteholder, instruct (at its own cost and expense) a firm of auditors of international standing and reputation to draw-up within 20 (twenty) Business Days (or such longer period as has been agreed between the German Note Guarantor and the Noteholder) from the date the Noteholder has contested the Management Determination an up-to-date balance sheet of the German Note Guarantor together with a detailed calculation of the amount of the Net Assets and share capital and to what extent the demanded payment would lead to the occurrence of a Capital Impairment (the “Auditor’s Determination”). The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all parties. The German Note Guarantor shall fulfil its obligations under the Guarantee within 3 (three) Business Days of providing the Auditor’s Determination (and the Noteholder shall be entitled to enforce the Note Guaranty) in an amount which pursuant to the Auditor’s Determination would not cause a Capital Impairment.

(iv) If and to the extent that the Note Guaranty has been enforced without regard to the German Maximum Amount because the amount payable under the Note Guaranty resulting from the Auditor’s Determination is lower than the respective amount resulting from the Management Determination, the Noteholder shall upon demand of the relevant German Note Guarantor repay the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date the demand under the Note Guaranty was made.

(v) The limitation of the Note Guaranty of the German Note Guarantor to the German Maximum Amount does not apply (A) if the German Note Guarantor does not provide the Management Determination within the time frame set out above; (B) to any amounts which correspond to funds that have been received by the Issuer under the Notes Purchase Agreement and have been on-lent to, or otherwise been passed on to, the relevant German Note Guarantor or any of its Subsidiaries to the extent that any such on-lent or passed-on amount is still outstanding at the date demand under the Note Guaranty is made; (C) to any amounts payable under the Note Guaranty if and as long as the German Note Guarantor is subject to a domination and/or profit and loss transfer agreement (either directly or through a chain of such agreements) pursuant to Section 291 AktG on the date of the enforcement of the Note Guaranty as dominated company with the Issuer or the relevant other Note Guarantor whose obligations are secured by the Note Guaranty of the German Note Guarantor (and which shall be enforced against the German Note Guarantor) as dominating company; (D) if and to the extent the German Note Guarantor holds a fully recoverable loss compensation claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the Issuer or the relevant other Note Guarantor whose obligations are secured by the Note Guaranty of the German Note Guarantor (and which shall be enforced against the German Note Guarantor) that can be accounted for in the balance sheet as full value; (E) if the German Note Guarantor is insolvent; or (F) if and to the extent (based on changes in law or based on a decision of the Federal Supreme Court (BGH)) the enforcement of the Note Guaranty granted by any German Note Guarantor under this Agreement does not result in a personal liability of the managing directors (Geschäftsführer) of the German Note Guarantor including pursuant to section 43 GmbHG, each as amended, supplemented and/or replaced from time to time.

(vi) If the Management Determination shows that a Capital Impairment would occur upon payment under the Note Guaranty, the relevant German Note Guarantor shall realise all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the Note Guaranty. If the relevant assets are necessary for the business of that German Note Guarantor (betriebsnotwendig), it will use its best efforts to realize the higher market value (including by sale and lease-back or similar measures).

(vii) Sections 2.09(b)(iii) and this Section 2.12(b) shall apply mutatis mutandis if the Note Guaranty is granted by a German Note Guarantor incorporated as a limited liability partnership (KG) in relation to each general partner (Komplementär) incorporated as a limited liability company (GmbH) or the Guarantee is granted by a German Note Guarantor incorporated as a partnership (OHG) in relation to each partner incorporated as a limited liability company (GmbH).

SECTION 2.13 Additional Foreign Guarantor Limitations/Waivers. To the extent that the jurisdiction of organization of any Note Guarantor that becomes a party to this Note Guaranty pursuant to Section 3.04 requires the inclusion of any additional local law provisions and limitations with respect to such new Note Guarantor’s Guaranteed Obligations, such provisions, set out in the Subsidiary Joinder Agreement (if any), shall be deemed to be automatically incorporated by reference into this Section 2.13.

SECTION 2.14 Taxes. Each Note Guarantor shall be entitled to deduct and withhold any applicable taxes or similar charges (including without limitation interest, penalties or similar amounts in respect thereof) imposed or levied pursuant to applicable local, foreign, or domestic laws, from any payment to be made on or in connection with this Note Guaranty or the Note. Provided that the Note Guarantor remits such withheld amount to the relevant government authority or agency pursuant to applicable local, foreign, or domestic laws and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Noteholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Note Guarantor’s obligations under this Note Guaranty.

ARTICLE 3

GENERAL PROVISIONS

SECTION 3.01 Liability Cumulative. The liability of each Note Guarantor under this Note Guaranty is in addition to and shall be cumulative with all liabilities of such Note Guarantor to the Noteholder under the Note and the other Finance Documents to which such Note Guarantor is a party or in respect of any obligations or liabilities of the other Note Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 3.02 No Waiver; Amendments. No delay or omission of the Noteholder in exercising any right or remedy granted under this Note Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Note Guaranty whatsoever shall be valid unless in writing signed by the Note Guarantors and the Noteholder in accordance with Section 14 of the Note and then only to the extent specifically set forth in such writing.

SECTION 3.03 Severability of Provisions. To the extent permitted by Applicable Law, any provision of this Note Guaranty that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Note Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 3.04 Additional Subsidiaries. Subsidiaries of the Issuer may be required to enter into this Note Guaranty as Note Guarantors pursuant to and in accordance with Section 6 of the Note. Upon execution and delivery by any such Subsidiary of a Subsidiary Joinder Agreement, such Subsidiary shall become a Note Guarantor hereunder with the same force and effect as if originally named as a Note Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Note Guarantor hereunder or any other Person. The rights and obligations of each Note Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Note Guarantor as a party to this Note Guaranty.

SECTION 3.05 Headings. The titles of and section headings in this Note Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Note Guaranty.

SECTION 3.06 Entire Agreement. This Note Guaranty and the Transaction Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 3.07 CHOICE OF LAW. THIS NOTE GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE GUARANTY, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.08 CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE GUARANTY AND

BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES PROVIDED IN SECTION 23(A) OF THE NOTE. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS NOTE GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 3.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 3.10 Counterparts. This Note Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Note Guaranty by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Note Guaranty. It is understood and agreed that, subject to any Applicable Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Note Guaranty shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

SECTION 3.11 INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE GUARANTEE OF THE GUARANTEED OBLIGATIONS GRANTED TO THE NOTEHOLDER, PURSUANT TO THIS NOTE GUARANTY AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTEHOLDER ARE SUBJECT TO THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT AND THIS NOTE GUARANTY, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

SECTION 3.12 Successors and Assigns. Whenever in this Note Guaranty any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Note Guarantor or the Noteholder that are contained in this Note Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted (or not restricted) under the Note, no Note Guarantor may assign any of its rights or obligations hereunder without the written consent of the Noteholder.

SECTION 3.13 Survival of Agreement. Without limitation of any provision of the Note, all covenants, agreements, indemnities, representations and warranties made by the Note Guarantors in the Finance Documents and in the certificates or other instruments delivered in connection with or pursuant to this Note Guaranty or any other Finance Document shall be considered to have been relied upon by the Noteholder and shall survive the execution and delivery of the Transaction Documents and the purchase of the Note, regardless of any investigation made by the Noteholder or the Noteholder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Note, and shall continue in full force and effect until the Specified Date, or with respect to any individual Note Guarantor until such Note Guarantor is otherwise released from its obligations under this Note Guaranty in accordance with Section 3.14.

SECTION 3.14 Release of Note Guarantors.

(a) The Note Guaranty shall continue in effect until the Specified Date. Notwithstanding anything in this Note Guaranty to the contrary, (a) any Note Guarantor shall automatically be released from its obligations under this Note Guaranty (and any Lien granted by such Grantor pursuant to the Collateral Documents shall be automatically released) (i) upon the consummation of any transaction or series of related transactions permitted under the Note if as a result thereof such Note Guarantor ceases to be a Subsidiary or becomes an Excluded Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited under the Note), provided that if any Note Guarantor ceases to constitute a wholly-owned Subsidiary, such Note Guarantor shall not be released from its Note Guaranty unless (A) such Note Guarantor is no longer a direct or indirect Subsidiary of the Issuer or (B) after giving pro forma effect to such release and the consummation of the relevant transaction, the Issuer is deemed to have made a new Investment in such Person (as if such Person was then newly acquired); it being understood that this proviso shall not limit the release of any Note Guarantor that otherwise constitutes an Excluded Subsidiary for any reason other than not constituting a wholly-owned Subsidiary of the Issuer (this proviso, the “Specified Guarantor Release Provision”) and/or (ii) upon the occurrence of the earlier of (x) the date on which the Note has been fully converted in accordance with the terms of the Note and (y) the Maturity Date and (b) any Note Guarantor that meets the definition of “Excluded Subsidiary” (subject to the Specified Guarantor Release Provision) shall be released by the Noteholder promptly following the request therefor by the Issuer, subject, if applicable, to the Specified Guarantor Release Provision.

(b) Notwithstanding anything in this Note Guaranty or the Note to the contrary, the Noteholder will release any Lien granted to or held by the Noteholder upon any Collateral, pursuant to the Collateral Documents (A) upon the occurrence of the earlier of (i) the date on which the Notes have been fully converted in accordance with the terms thereof and (ii) the Maturity Date, (B) constituting property sold or to be sold or otherwise Disposed of as part of or in connection with any Disposition permitted under the Note or under any Finance Document or to which the Noteholder has consented, (C) that does not constitute (or ceases to constitute) Collateral, (D) in accordance with Section 12 of the Note Purchase Agreement (E) otherwise pursuant to and in accordance with the provisions of any applicable Finance Document or (F) if approved, authorized or ratified in writing by the Noteholder.

(c) In connection with any such release, the Noteholder shall promptly execute and deliver to any Note Guarantor, at such Note Guarantor’s expense, (i) all UCC termination statements and/or UCC amendments and similar documents that such Note Guarantor shall reasonably request to evidence and/or effectuate such termination or release, (ii) all PPSA termination statements and/or PPSA amendments and similar documents that such Note Guarantor shall reasonably request to evidence and/or effectuate such termination or release and (iii) all other documents that such Note Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.14 shall be without recourse to or warranty by the Noteholder (other than as to the Noteholder’s authority to execute and deliver such documents).

SECTION 3.15 Payments. All payments made by any Note Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Issuer under Sections 23(e) of the Note.

SECTION 3.16 Notice, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a) if to any Note Guarantor, addressed to it in care of the Issuer at its address specified in Section 23(a) of the Note; or

(b) if to the Noteholder, at its address specified in Section 23(a) of the Note.

SECTION 3.17 Parallel Debt. Section 11(a)(ii) of the Note Purchase Agreement is incorporated herein by reference and shall be deemed to be part of this Note Guaranty. The terms thereof shall constitute valid and binding agreements of each Note Guarantor, enforceable against each Note Guarantor in accordance with the terms under Section 11(a)(ii) of the Note Purchase Agreement. Each Note Guarantor hereby irrevocably and unconditionally undertakes to pay to the Noteholder, as creditor in its own right, the Parallel Debt in relation to its Corresponding Debt.

SECTION 3.18 Judgment Currency. If, for purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures of the Noteholder could purchase the first currency with such other currency on the Business Day preceding the day on which the final judgment is rendered. Each Note Guarantor shall make payment relative to any Guaranteed Obligations in the currency (the “Agreement Currency”) in which such Note Guarantor is required to pay the related Guaranteed Obligations. If a Note Guarantor makes payment relative to its obligations hereunder in a currency (the “Other Currency”) other than the Agreement Currency (whether voluntarily or pursuant to an order or judgement of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liabilities of such Note Guarantor only to the extent that on the Business Day following the receipt by the Noteholder of any sum so due hereunder, the Noteholder may in accordance with normal banking procedures purchase the Agreement Currency with the Other Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Noteholder from such Note Guarantor in the Agreement Currency, such Note Guarantor agrees, as a separate obligation and notwithstanding any judgment, agrees to indemnify the Noteholder against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Noteholder in such currency, the Noteholder agrees to return the amount of any excess to the applicable Note Guarantor (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 3.19 Interest Act (Canada). Each Note Guarantor acknowledges that for the purposes of the Interest Act (Canada) the annual rate of interest payable by it will be determined in accordance with Section 2(c) of the Note.

SECTION 3.20 Indemnity. Each Note Guarantor hereby agrees to indemnify the Noteholder and the other Indemnitees, as set forth in Section 8 of the Note Purchase Agreement.

SECTION 3.21 Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Note Guarantors nor the Noteholder shall assert, and each hereby waives, any claim against each other or any Related Party (as defined in the Note Purchase Agreement) thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note Guaranty or any agreement or instrument contemplated hereby.

SECTION 3.22 Project Loan Documentation. Notwithstanding anything to the contrary contained herein or in any Transaction Document or Finance Document, each of the parties hereto acknowledges and agrees that (i) no U.S. Subsidiary of the Issuer will be required to become a Note Guarantor or enter into any Collateral Documents to provide liens to secure the obligations of the Issuer under the Note pursuant to Section 6 of the Note and (ii) no Subsidiary of the Issuer will be required to grant liens on any equity interest in any U.S. Subsidiary to secure the obligations of the Issuer under the Note pursuant to Section 6 of the Note, until January 15, 2025 (or such later date as the Noteholder may agree).

[Signature Pages Follow]

IN WITNESS WHEREOF, each Note Guarantor and the Noteholder have executed this Note Guaranty as of the date first above written.

LI-CYCLE CORP., as a Note Guarantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and Chief Executive Officer

LI-CYCLE AMERICAS CORP., as a Note Guarantor

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: President and Chief Executive Officer

Signature Page to Note Guaranty

LI-CYCLE EUROPE AG, as a Note Guarantor

By:	/s/ Conor Spollen
Name: Conor Spollen
Title: President

By:	/s/ Elewout Steven J. Depicker
Name: Elewout Steven J. Depicker
Title: Director

LI-CYCLE GERMANY GMBH, as a Note Guarantor

By:	/s/ Frank Pommerenke
Name: Frank Pommerenke
Title: Managing Director

By:	/s/ Elewout Steven J. Depicker
Name: Elewout Steven J. Depicker
Title: Managing Director

Signature Page to Note Guaranty

GLENCORE CANADA CORPORATION, as Noteholder

By:	/s/ John Burton
Name: John Burton
Title: Authorised Signatory

Signature Page to Note Guaranty

EXHIBIT A

FORM OF U.S. SECURITY AGREEMENT

U.S. PLEDGE AND SECURITY AGREEMENT

THIS U.S. PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of [   ], 2024, by and among LI-CYCLE U.S. INC., a Delaware corporation (“Li-Cycle U.S.”), each other U.S. Subsidiary of the Issuer (as defined below) from time to time party hereto (each a “Grantor” and collectively, the “Grantors”) and Glencore Canada Corporation, having an office at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada with company number 1947729, as Noteholder (the “Noteholder”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain Amended and Restated Convertible Note issued by the Issuer to the Noteholder, on March 25, 2024, pursuant to the Note Purchase Agreement (as defined below) (as amended, supplemented or otherwise modified from time to time, the “Note”), which amends, restates, consolidates and supersedes in its entirety that certain (i) convertible note (the “Original Convertible Note”), held by the Noteholder and originally issued by the Issuer pursuant to that certain note purchase agreement, dated as of May 5, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Initial Note Purchase Agreement”) between the Issuer and the Noteholder, (ii) that certain note issued in respect of the then outstanding PIK Amount of $8,133,333.36 held by the Noteholder and originally issued by the Issuer on November 30, 2022 pursuant to the terms of the Original Convertible Note and the Initial Note Purchase Agreement and (iii) that certain note issued in respect of the then outstanding PIK Amount of $8,417,837.04 held by the Noteholder and originally issued by the Issuer on May 31, 2023 pursuant to the terms of the Original Convertible Note and the Initial Note Purchase Agreement.

Each Grantor has obtained benefits from the amendment and restatement of the Original Convertible Note .

Pursuant to the Note, each Grantor is required to enter into this Security Agreement upon the occurrence of the Modification Date (as defined in the Note).

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Terms Defined in Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note or the Note Purchase Agreement, as applicable. The terms of Section 19 of the Note shall apply to this Security Agreement, mutatis mutandis.

Section 1.02 Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Note Purchase Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account”, “Account Debtor”, “Chattel Paper”, “Clearing Corporation”, “Commercial Tort Claim”, “Commodities Account”, “Deposit Accounts”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (a) any and all rights to receive and demand payments under such Contract, (b) any and all rights to receive and compel performance under such Contract and (c) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S. and the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Canada Business Corporations Act, the Winding-up and Restructuring Act (Canada), and all other liquidation, winding-up, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, plan of arrangement, proposal or similar debtor relief laws of the U.S. statutes, laws, rules and regulations of Canada or any province or territory thereof, Germany, Switzerland or any other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Domain Names” means all Internet domain names and associated URL addresses.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Finance Documents” means the Note, the Note Guaranty, the Collateral Documents and each Intercreditor Agreement (if any).

“Grantors” has the meaning set forth in the preamble.

“Intellectual Property Collateral” means, collectively, all rights of any Grantor in, to and under IP rights, including Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software.

“Intellectual Property Security Agreement” means any agreement executed on or after the date hereof confirming or effecting the grant of any Lien on Intellectual Property Collateral owned by any Note Party to the Noteholder, required in accordance with this Agreement, in a form that is reasonably satisfactory to the applicable Grantors and the Noteholder.

“Intellectual Property Security Agreement Supplement” means any supplement to an Intellectual Property Security Agreement in a form that is reasonably satisfactory to the applicable Grantors and the Noteholder.

“Initial Note Purchase Agreement” has the meaning assigned to such term in the preliminary statement.

“Issuer” has the meaning set forth in the Preliminary Statement.

“Legal Reservations” means the application of the relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Li-Cycle U.S.” has the meaning set forth in the preamble.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Money” has the meaning set forth in Article 1 of the UCC.

“Note” has the meaning set forth in the Preliminary Statement.

“Note Guaranty” means that certain Note Guaranty, dated as of December 9, 2024 among the Note Guarantors party thereto from time to time and the Noteholder.

“Noteholder” has the meaning given to such term in the Note.

“Note Purchase Agreement” means that certain Amended and Restated Note Purchase Agreement, dated as of March 25, 2024, by and among the Issuer, Glencore Ltd., a Swiss company having an address at 330 Madison Ave., New York, NY 10017, and the Noteholder, as the purchaser and collateral agent.

“Original Convertible Note” has the meaning assigned to such term in the preliminary statement.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by Applicable Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Security Agreement or any Transaction Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Perfection Certificate” means Schedule 1 to this Security Agreement, as supplemented from time to time pursuant to Section 7.10 of this Security Agreement.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Note Party, the filing of intellectual property security agreements or other appropriate instruments or notices with the United States Patent and Trademark Office and the United States Copyright Office, and the delivery to the Noteholder of any stock certificate or promissory note, together with instruments of transfer executed in blank; to the extent required by this Security Agreement.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Entity or agency.

“Pledged Collateral” means all Pledged Stock, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, all Instruments owned by any Grantor, whether or not physically delivered to the Noteholder pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof, together with any other shares of Capital Stock as are hereafter acquired by such Grantor.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock held by such Grantor, including Capital Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Noteholder or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Entity, (c) any and all Stock Rights and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any Account, Chattel Paper, Document, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance) or that is otherwise included as Collateral, but in any case, excluding any item constituting an Excluded Asset.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Subsidiary Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A hereto; it being understood and agreed that any Subsidiary Joinder Agreement executed by any Subsidiary that is not a U.S. Subsidiary may include such modifications as may be necessary to reflect the fact that such Subsidiary may not become a party to this Security Agreement.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past, present and future misappropriations or infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest.

(a) As security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Noteholder a continuing security interest in all of its right, title and interest in, to all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii) all Intellectual Property Collateral;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property, Pledged Stock and other Pledged Collateral;

(xii) all Money, Cash and Cash Equivalents;

(xiii) all letters of credit and Letter-of-Credit Rights;

(xiv) all Deposit Accounts;

(xv) all Commercial Tort Claims described on Schedule 6 to the Perfection Certificate (including any supplements to such Schedule 6 delivered pursuant to Section 4.04);

(xvi) all Permits;

(xvii) all recorded data of any kind or nature, regardless of the medium of recording;

(xviii) all Contracts, together with all Contract Rights arising thereunder;

(xix) all Securities Entitlements in any or all of the foregoing;

(xx) all other personal property not constituting Excluded Assets not otherwise described in clauses (i) through (xix) above;

(xxi) all Supporting Obligations; and

(xxii) all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Note that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restriction or condition, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, such previously restricted or conditioned right, interest or other asset, as the case may be, as if such restriction or condition had never been in effect.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Grantor, jointly and severally, represents and warrants to the Noteholder as of the date hereof that:

Section 3.01 Title, Perfection and Priority; Filing Collateral. Such Grantor has good and valid rights in, title to, or the power to transfer the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Permitted Liens), and has the requisite power and authority to grant the Noteholder the security interest in such Collateral pursuant hereto. Subject to the Legal Reservations, this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Noteholder, subject to the satisfaction of the Perfection Requirements, the Noteholder will have a fully perfected first priority Lien on such Collateral securing the Obligations to the extent perfection can be achieved by the Perfection Requirements and any applicable Intercreditor Agreement.

Section 3.02 Intellectual Property. As of the date hereof, no Grantor has actual knowledge of (a) any third-party claim (i) that any of its owned Patent, Trademark or Copyright registrations or applications is invalid or unenforceable, or (ii) challenging such Grantor’s rights to such registrations and applications or (b) any basis for such claims, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.03 Pledged Collateral.

Section 3.04 (a) (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) as of the date hereof, each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 3 to the Perfection Certificate as of the date hereof as held by such Grantor and (iii) as of the date hereof, each Grantor holds the Pledged Stock described in Schedule 3 to the Perfection Certificate as of the date hereof as held by such Grantor free and clear of all Liens (other than Permitted Liens).

ARTICLE 4

COVENANTS

From the date hereof, and thereafter until the Specified Date (as defined in the Note):

Section 4.01 General.

(a) Authorization to File Financing Statements; Ratification. Each Grantor hereby (i) authorizes the Noteholder to file (A) all financing statements (including fixture filings) and amendments thereto with respect to the Collateral naming such Grantor as debtor and the Noteholder as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction and (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Noteholder in United States issued, registered and applied for Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Noteholder as secured party and (ii) subject to the terms of the Transaction Documents, agrees to take such other actions, in each case as may from time to time be necessary and reasonably requested by the Noteholder (and authorizes the Noteholder to take any such other actions, which it has no obligation to take) in order to establish and maintain a first priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and subject, in the case of Pledged Collateral, to Section 4.02 hereof, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with Section 5(c) of the Note Purchase Agreement. Any financing statement filed by the Noteholder may (i) indicate the Collateral (A) as “all assets” of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the relevant real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Noteholder promptly upon request.

(b) Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Noteholder’s Lien) and to defend the security interest of the Noteholder in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Limitations on Actions. Notwithstanding anything to the contrary in this Security Agreement, no Grantor shall be required to take any action in connection with Collateral pledged hereunder (and no security interest in such Collateral shall be required to be perfected) except to the extent consistent with the Note and the Perfection Requirements or expressly required hereunder and except in accordance with Applicable Law.

Section 4.02 Pledged Collateral.

(a) Delivery of Certificated Securities and Instruments. Each Grantor will, after the date hereof, hold in trust for the Noteholder upon receipt and, on or before the date on which financial statements are required to be delivered pursuant to clause (b) and (c) of Section 1 of Annex A-1 of the 2024 Secured Note for the reporting period in which the relevant event occurred (or such longer period as the Noteholder may reasonably agree), deliver to the Noteholder any (1) certificated Security representing or evidencing Pledged Collateral and (2) Instrument (A) in each case under this clause (2), having an outstanding balance in excess of $5,000,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank. Notwithstanding anything to the contrary in this Security Agreement or any Transaction Document, no Grantors shall be required to deliver any Tangible Chattel Paper or Document to the Noteholder.

(b) Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest owned by any Grantor which is required to be pledged to the Noteholder pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to allow such partnership interest or limited liability company interest (as applicable) to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Noteholder without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv).

(c) Registration in Nominee Name; Denominations. The Noteholder shall hold certificated Pledged Collateral required to be delivered to the Noteholder under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Noteholder, but at any time when an Event of Default has occurred and is continuing, and upon at least concurrent notice to the applicable Grantor, the Noteholder shall have the right (in its sole and absolute discretion) to hold such Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default has occurred and is continuing, the Noteholder shall have the right to exchange the certificates representing such Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d) Exercise of Rights in Pledged Collateral. It is agreed that:

(i) without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights and other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Note Purchase Agreement or any Transaction Document;

(ii) each Grantor will permit the Noteholder or its nominee at any time when an Event of Default has occurred and is continuing to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and

(iii) subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividend or other distribution that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Noteholder as and to the extent required by clause (a) above.

(e) Return of Pledged Collateral. So long as no Event of Default exists, the Noteholder shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Note.

Section 4.03 Intellectual Property.

(a) At any time when an Event of Default has occurred and is continuing, and upon the written request of the Noteholder, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment to or for the benefit of the Noteholder of any License held by such Grantor in the U.S. to enable the Noteholder to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b) Each Grantor shall notify the Noteholder promptly if it knows that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) has been abandoned or dedicated to the public, or of any determination or development abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the Note Purchase Agreement or where the same, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

(c) In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, acquires any such application or registration by purchase or assignment in each case, after the date hereof and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement becoming registered), it shall, on the date on which financial statements are required to be delivered pursuant to clause (b) and (c) of Section 1 of Annex A-1 of the 2024 Secured Note for the reporting period in which the relevant event occurred (or such longer period as the Noteholder may reasonably agree), execute and deliver to the Noteholder, at such Grantor’s sole cost and expense, an Intellectual Property Security Agreement with respect to such Intellectual Property Collateral.

(d) Each Grantor shall take all actions reasonably necessary to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and, to the extent consistent with past practices, Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if reasonably necessary (taking into account the projected cost of such proceedings versus the expected benefit thereof), by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Company Material Adverse Effect, or (B) is otherwise permitted under the Note.

(e) Each Grantor shall promptly notify the Noteholder of any infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware that such Grantor reasonably determines could have a Company Material Adverse Effect and shall take such actions that, in the Grantors’ commercially reasonable business judgment, are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Company Material Adverse Effect.

Section 4.04 Commercial Tort Claims. After the date hereof, on which financial statements are required to be delivered pursuant to clause (b) and (c) of Section 1 of Annex A-1 of the 2024 Secured Note for the reporting period in which the relevant event occurred (or such longer period as the Noteholder may reasonably agree), each relevant Grantor shall notify the Noteholder of any Commercial Tort Claim with an individual value (as reasonably estimated by such Grantor) in excess of $5,000,000 acquired by it, together with an update to Schedule 6 to the Perfection Certificate containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05 Information Regarding Collateral. The Grantors will furnish to the Noteholder prompt (and, in any event, within 60 days of the relevant change) written notice, with respect to any Grantor, of any change in (i) any Grantor’s legal name, (ii) any Grantor’s type of organization, (iii) any Grantor’s jurisdiction of organization or (iv) any Grantor’s organizational identification number, in each case to the extent such information is necessary to enable the Noteholder to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Grantor, together with a certified copy of the applicable Organizational Document reflecting the relevant change.

Section 4.06 Grantors Remain Liable.

(a) Each Grantor (rather than the Noteholder) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. The Noteholder shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Noteholder of any payment relating to such Contract pursuant hereto, nor shall the Noteholder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(b) Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

(c) Notwithstanding anything herein to the contrary, each Grantor (rather than the Noteholder) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. The Noteholder shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Noteholder of any payment relating to such Account pursuant hereto, nor shall the Noteholder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE 5

REMEDIES

Section 5.01 Remedies.

(a) Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, the Noteholder may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under Applicable Law):

(i) the rights and remedies provided in this Security Agreement, the Note, or any Transaction Document; provided that this Section 5.01(a) shall not limit any rights available to the Noteholder prior to the occurrence of an Event of Default;

(ii) the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other Applicable Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii) without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, but subject to the terms of any applicable lease agreement, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Noteholder may deem commercially reasonable;

(iv) upon at least concurrent written notice to the applicable Grantor, (A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral constituting Collateral, and (B) exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Noteholder shall have the sole right to exercise such voting and other rights while the relevant Event of Default is continuing), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that all Stock Rights received by any Grantor while the relevant Event of Default is continuing shall be received in trust for the benefit of the Noteholder and forthwith paid over to the Noteholder in the same form as so received (with any necessary endorsements)) and to otherwise act with respect to the Pledged Collateral constituting Collateral as though the Noteholder was the outright owner thereof; and

(v) take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Noteholder at any reasonable place or places designated by the Noteholder, in which event such Grantor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Noteholder and there delivered to the Noteholder;

(b) Each Grantor acknowledges and agrees that compliance by the Noteholder with any Applicable Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Noteholder shall have the right in any public sale and, to the extent permitted by Applicable Law, in any private sale, to purchase all or any part of the Collateral so sold, free of any right of equity redemption that Grantor is permitted to release and waive pursuant to Applicable Law, and each Grantor hereby expressly releases such right to equity redemption to the extent permitted by Applicable Law.

(d) Until the Noteholder is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Noteholder shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral or for any other purpose deemed reasonably appropriate by the Noteholder. At any time when an Event of Default has occurred and is continuing, the Noteholder may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Noteholder’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, the Noteholder shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Noteholder may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Noteholder shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under Applicable Law, even if any Grantor and the issuer would agree to do so.

(g) The Noteholder (by its acceptance of the benefits of this Security Agreement) acknowledge and agree that notwithstanding any other provision in this Security Agreement or any Transaction Document, the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require any consent, authorization, approval or license under, any Applicable Law.

(h) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to each applicable Intercreditor Agreement.

Section 5.02 Grantors’ Obligations Upon Default. Upon the request of the Noteholder at any time when an Event of Default has occurred and is continuing, each Grantor will:

(a) at its own cost and expense (i) assemble and make available to the Noteholder, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Noteholder, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Noteholder or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Noteholder so directs and in a form and in a manner reasonably satisfactory to the Noteholder, add a legend to the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts, which legend shall include an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Noteholder and that the Noteholder has a security interest therein; and

(b) subject to the terms of any applicable lease agreement, permit the Noteholder and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03 Intellectual Property Remedies.

(a) For the purpose of enabling the Noteholder to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing, and at such time as the Noteholder is lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Noteholder a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and each application for any such registration, and record the same. For the purpose of enabling the Noteholder to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing, and at such time as the Noteholder is lawfully entitled to exercise such rights and remedies, the Noteholder may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Noteholder in which event such right, title and interest shall immediately vest in the Noteholder and the Noteholder shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Noteholder’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Noteholder may finish any work in process and affix any relevant Trademark Collateral owned by or licensed to such Grantor, and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Patent, Trademark, Copyright, Domain Name, Trade Secret and/or other IP right, in each case to the extent constituting Collateral, as well as the goodwill of such Grantor’s business symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used. In addition, the Noteholder shall maintain the confidentiality of all Trade Secrets, ensure that the goodwill of any Trademarks inures to the benefit of an is assigned to the owner, not reasonably forfeit or waive claims for past infringement, and require the use of appropriate designations and notices for all Patents, Trademarks and Copyrights, and the Noteholder shall not otherwise exercise any of the rights granted to it under this Agreement in a manner than would unreasonably invalidate, abandon, forfeit or otherwise destroy the Intellectual Property Collateral.

(b) Each Grantor hereby grants to the Noteholder an irrevocable (until the Specified Date), nonexclusive, royalty-free, worldwide license to its right to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all Software and programs used for compilation or printout thereof. The use of the license granted to the Noteholder pursuant to the preceding sentence may be exercised, at the option of the Noteholder, for the purpose of enabling the Noteholder to exercise the rights and remedies under this Article 5, only when an Event of Default has occurred and is continuing, and at such time as the Noteholder is lawfully entitled to exercise such rights and remedies;

provided, however, that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.

Section 5.04 Application of Proceeds.

(a) Subject to each applicable Intercreditor Agreement, the Noteholder shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral as set forth in Section 9(h) of the Note Purchase Agreement.

(b) Except as otherwise provided herein or in any Transaction Document, the Noteholder shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Noteholder (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Noteholder or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Noteholder or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

ARTICLE 6

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.01 Account Verification. The Noteholder may at any time and from time to time when an Event of Default has occurred and is continuing and upon at least concurrent notice to the relevant Grantor, in the Noteholder’s own name, in the name of a nominee of the Noteholder, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Noteholder’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02 Authorization for the Noteholder to Take Certain Action.

(a) Each Grantor hereby irrevocably authorizes the Noteholder and appoints the Noteholder (and all officers, employees or agents designated by the Noteholder) as its true and lawful attorney in fact at any time that an Event of Default has occurred and is continuing, in the sole discretion of the Noteholder (in the name of such Grantor or otherwise), (i) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Noteholder Control over such Pledged Collateral in accordance with the terms hereof, (ii) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Noteholder to the Obligations as provided herein or in the Note or any Finance Document, but in any event subject to the terms of any applicable Intercreditor Agreement, (iii) to demand payment or enforce payment of any Receivable in the name of the Noteholder or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (iv) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (v) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (vi) to settle, adjust, compromise, extend or renew any Receivable, (vii) to settle, adjust or compromise any legal proceeding brought to collect any Receivable, (viii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (ix) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (x) to change the address for delivery of mail addressed to such Grantor to such address as the Noteholder may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (xi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (xii) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and (xiii) to do all other acts and things or institute any proceeding which the Noteholder may reasonably deem to be necessary (pursuant to this Security Agreement and the Transaction Documents and in accordance with Applicable Law) to carry out the terms of this Security Agreement and to protect its interests (subject to any limitation set forth herein or in any Transaction Document).

(b) The powers conferred on the Noteholder under this Section 6.02 are solely to protect the Noteholder’s interests in the Collateral and shall not impose any duty upon the Noteholder to exercise any such powers.

Section 6.03 PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE SPECIFIED DATE) CONSTITUTES AND APPOINTS THE NOTEHOLDER AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL CONSTITUTING COLLATERAL, INCLUDING, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE NOTEHOLDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT, UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENT AS SET FORTH HEREIN, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND UPON AT LEAST CONCURRENT WRITTEN NOTICE TO THE APPLICABLE GRANTOR.

Section 6.04 NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE NOTEHOLDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE SPECIFIED DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE NOTEHOLDER, NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.19 HEREOF; PROVIDED, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO OBLIGATE THE NOTEHOLDER TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7

GENERAL PROVISIONS

Section 7.01 Waivers. To the maximum extent permitted by Applicable Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Noteholder’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under Applicable Law, any notice made shall be deemed commercially reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by Applicable Law, each Grantor waives all claims, damages, and demands against the Noteholder arising out of the repossession, retention or sale of the Collateral, except those arising out of bad faith, gross negligence or willful misconduct on the part of the Noteholder as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Noteholder, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by Applicable Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02 Limitation on Noteholder’s Duty with Respect to the Collateral. The Noteholder shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Noteholder shall use reasonable care with respect to the Collateral in its possession; provided that the Noteholder shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Noteholder shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Noteholder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that Applicable Law imposes duties on the Noteholder to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Noteholder, subject to Section 7.06, (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of (unless expressly required under any applicable lease agreement), or to obtain or, if not otherwise required by any Applicable Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Noteholder against risks of loss in connection with any collection or disposition of Collateral or to provide to the Noteholder a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Noteholder to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Noteholder in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Noteholder would be commercially reasonable in the Noteholder’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Noteholder shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Noteholder that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03 Compromises and Collection of Collateral. Each Grantor and the Noteholder recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Noteholder may at any time and from time to time, if an Event of Default has occurred and is continuing and upon concurrent notice to the relevant Grantor, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Noteholder in its sole and reasonable discretion shall determine or abandon any Receivable, and any such action by the Noteholder shall be commercially reasonable so long as the Noteholder acts reasonably in good faith based on information known to it at the time it takes any such action.

Section 7.04 Noteholder Performance of Debtor Obligations. Without having any obligation to do so, the Noteholder may, at any time when an Event of Default has occurred and is continuing and upon prior written notice to the applicable Grantor, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Noteholder for any amounts paid by the Noteholder pursuant to this Section 7.04 as an Obligation payable in accordance with Section 5(c) of the Note Purchase Agreement.

Section 7.05 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Noteholder to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Noteholder and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Noteholder until the Specified Date.

Section 7.06 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any Applicable Law, and all of the provisions of this Security Agreement are intended to be subject to all Applicable Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by Applicable Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interest therein require any consent, authorization, approval or license under any Applicable Law, no such action shall be taken unless and until all requisite consents, authorizations approvals or licenses have been obtained.

Section 7.07 Security Interest Absolute. All rights of the Noteholder hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Note, any Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any Transaction Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any Transaction Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Specified Date).

Section 7.08 Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Noteholder and its respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sale of any participation, assignment, transfer, or other disposition of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Noteholder hereunder.

Section 7.09 Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Specified Date.

Section 7.10 Additional Subsidiaries. Upon the execution and delivery by any Subsidiary of a Subsidiary Joinder Agreement (which Subsidiary Joinder Agreement will include a supplemental schedule substantially in the form of the Perfection Certificate (the “Supplemental Perfection Certificate”), (i) such Subsidiary shall become a Grantor hereunder with the same force and effect as if such Subsidiary was originally named as a Grantor herein and (ii) the Supplemental Perfection Certificate shall be incorporated into and become a part of and supplement the Perfection Certificate (and each reference to such Perfection Certificate shall mean and be a reference to such Perfection Certificate as supplemented pursuant to the Supplemental Perfection Certificate). The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11 Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12 Termination or Release.

(a) The Security Agreement shall continue in effect until the Specified Date. Notwithstanding anything in this Security Agreement or the Note or any Financing Document to the contrary, (a) any Grantor shall automatically be released from its obligations under this Security Agreement (and any Lien granted by such Grantor pursuant to this Security Agreement shall be automatically released) (i) upon the consummation of any transaction or series of related transactions permitted under the Note if as a result thereof such Grantor ceases to be a Subsidiary or becomes an Excluded Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited under this Security Agreement or the Note), provided that if any Grantor ceases to constitute a wholly-owned Subsidiary, such Grantor shall not be released from this Security Agreement unless (A) such Grantor is no longer a direct or indirect Subsidiary of the Issuer or (B) after giving pro forma effect to such release and the consummation of the relevant transaction, the Issuer is deemed to have made a new Investment in such Person (as if such Person was then newly acquired); it being understood that this proviso shall not limit the release of any Grantor that otherwise constitutes an Excluded Subsidiary for any reason other than not constituting a wholly-owned Subsidiary of the Issuer (this proviso, the “Specified Grantor Release Provision”) and/or (ii) upon the occurrence of the earlier of (x) the date on which the Notes have been fully converted in accordance with the terms of the Note and (y) the Maturity Date and (b) any Grantor that meets the definition of “Excluded Subsidiary” shall be released by the Noteholder promptly following the request therefor by the Issuer, subject, if applicable, to the Specified Grantor Release Provision.

(b) Notwithstanding anything in this Security Agreement or the Note to the contrary, the Noteholder will release any Lien granted to or held by the Noteholder upon any Collateral (A) upon the occurrence of the earlier of (i) the date on which the Notes have been fully converted in accordance with the terms thereof and (ii) the Maturity Date, (B) constituting property sold or to be sold or otherwise Disposed of as part of or in connection with any Disposition permitted under the Note or under any Finance Document or to which the Noteholder has consented, (C) that does not constitute (or ceases to constitute) Collateral, (D) in accordance with Section 12 of the Note Purchase Agreement (E) otherwise pursuant to and in accordance with the provisions of any applicable Finance Document or (F) if approved, authorized or ratified in writing by the Noteholder.

(c) In connection with any termination or release pursuant to paragraph (a) above, the Noteholder shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, (i) all UCC termination statements and/or UCC amendments and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release and (ii) all or the relevant portion of, as applicable, the Pledged Collateral. Any execution and delivery of any document pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Noteholder.

Section 7.13 Entire Agreement. This Security Agreement, together with the Transaction Documents and, to the extent applicable, each Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Noteholder relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Noteholder relating to the Collateral.

Section 7.14 CHOICE OF LAW. THIS SECURITY AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15 CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH PARTY HERETO AGREES THAT THE NOTEHOLDER RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 23(A) OF THE NOTE. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17 Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.18 INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE NOTEHOLDER PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTEHOLDER WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE REQUIREMENTS OF THIS SECURITY AGREEMENT TO ENDORSE, ASSIGN OR DELIVER POSSESSORY COLLATERL TO THE NOTEHOLDER SHALL BE DEEMED SATISIFED (OR ANY REPRESENTATION OR WARRANTY SHALL BE DEEMED TRUE) BY ENDORSEMENT, ASSIGNMENT OR DELIVERY OF SUCH POSSESSORY COLLATERAL TO ANOTHER PERSON PURSUANT TO AN APPLICABLE INTERCREDITOR AGREEMENT (AS GRATUITOUS BAILEE FOR THE BENEFIT OF THE NOTEHOLDER PURSUANT TO THE APPLICABLE INTERCREDITOR AGREEMENT) AND ANY SUCH ENDORSEMENT, ASSIGNMENT OR DELIVERY OF SUCH POSSESSORY COLLATERAL TO ANOTHER PERSON PURSUANT TO AN APPLICABLE INTERCREDITOR AGREEMENT SHALL NOT RESULT IN A DEFAULT OR EVENT OF DEFAULT UNDER THIS SECURITY AGREEMENT OR ANY FINANCING DOCUMENT.

Section 7.19 Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors nor the Noteholder shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby.

Section 7.20 Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Noteholder in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Note or the Note Purchase Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Noteholder.

Section 7.21 Survival of Agreement. Without limiting any provision of the Note, all covenants, agreements, representations and warranties made by the Grantors in the Finance Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any Finance Document shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of the Transaction Documents and the issuance, sale and purchase of the Note, regardless of any investigation made by the Noteholders or on its behalf and notwithstanding that the Noteholder may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time the Note was purchased, and shall continue in full force and effect until the Specified Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

Section 7.22 Indemnity. Each Grantor hereby agrees to indemnify the Indemnities, as and to the extent, set forth in Section 8 of the Note Purchase Agreement.

ARTICLE 8

NOTICES

Section 8.01 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered (i) in the case of any Grantor, to such Grantor in care of the Issuer in accordance with Section 23(a) of the Note and (ii) in the case of the Noteholder, in accordance with Section 23(a) of the Note (it being understood and agreed that references in such Section 23(a) of the Note to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Noteholder have executed this Security Agreement as of the date first above written.

LI-CYCLE U.S. INC., as a Grantor

By:
Name:
Title:

LI-CYCLE INC., as a Grantor

By:
Name:
Title:

LI-CYCLE NORTH AMERICA HUB, INC., as a Grantor

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

GLENCORE CANADA CORPORATION, as the Noteholder

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

Schedule 1

PERFECTION CERTIFICATE

[See attached.]

Exhibit A

[FORM OF] SUBSIDAIRY JOINDER AGREEMENT

[see attached.]